                                                                   EXHIBIT 11.01


                              PRISM SOLUTIONS, INC.
                        COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, SHARE AND PER SHARE DATA)




                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                JUNE 30,                          JUNE 30,
                                    ------------------------------      -------------------------
                                        1996              1997              1996          1997
                                    ------------      ------------      ------------   ----------
                                     (unaudited)       (unaudited)       (unaudited)   (unaudited)

Weighted average shares               12,738,439        12,946,596         8,505,734    13,091,776
outstanding
Common equivalent shares
pursuant
     to SAB No. 83                            --                --           512,359            --
Net effect of dilutive stock                  --                --                --            --
                                    ------------      ------------      ------------    ----------
options
Average common and common stock
     equivalent shares                12,738,439        12,946,596         9,018,093    13,091,776
                                    ============      ============      ============    ==========
outstanding

Net income (loss)                   $       (123)     $     (1,447)     $       (341)   $   (1,302)
                                    ============      ============      ============    ==========

Net income (loss) per share         $      (0.01)     $      (0.11)     $      (0.04)   $    (0.10)
                                    ============      ============      ============    ==========


NOTE: THERE IS NO DIFFERENCE BETWEEN PRIMARY AND FULLY DILUTED NET LOSS PER SHARE FOR ALL PERIODS PRESENTED. FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND 1997, CONVERSION OF COMMON STOCK EQUIVALENTS WAS NOT ASSUMED BECAUSE THE EFFECT IS ANTI-DILUTIVE.